UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☒	Soliciting Material Under Rule 14a-12

MY SIZE, INC.

(Name of Registrant as Specified in Its Charter)

CUSTODIAN VENTURES LLC

ACTIVIST INVESTING LLC

DAVID E. LAZAR

DAVID ABOUDI

PATRICK LONEY

DAVID NATAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Custodian Ventures LLC, a Wyoming limited liability company (“Custodian Ventures”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of My Size Inc., a Delaware corporation (the “Company”).

On June 9, 2021, Custodian Ventures issued the following press release containing a link to an open letter from Custodian Ventures to the Company’s stockholders, a copy of which is also attached hereto as Exhibit 99.1 and incorporated herein by reference:

CUSTODIAN VENTURES DELIVERS OPEN LETTER TO MYSZ STOCKHOLDERS

States the Company’s Existing Business Strategy Has Failed to Create Value for Stockholders

Believes the Board Must be Held Accountable for Rewarding Management with Bloated Compensation Packages and Egregious Perks

Expresses Serious Concerns with the Board’s Recent Decision to Dilute Stockholders in Dubious Transaction

Believes Transaction Lacks Business Purpose and Serves Solely to Entrench the Board Ahead of Upcoming Election Contest

Encourages Stockholders to Unite and Let Their Voices Be Heard at the 2021 Annual Meeting

NEW YORK, NY – June 9, 2021 /PRNewswire/ -- Custodian Ventures LLC (together with its affiliates, “Custodian Ventures”), as the largest stockholder of My Size, Inc. (“MYSZ” or the “Company”) (NASDAQ: MYSZ) prior to the Company’s recent dilutive transaction, with an ownership interest of approximately 9.99% of the Company’s outstanding shares, today delivered an open letter encouraging MYSZ stockholders to unite to end the destruction of stockholder value at the Company and hold the Board of Directors and management accountable at the 2021 Annual Meeting of Stockholders, the date of which will be announced by the Company in the coming weeks.

The full text of Custodian Ventures’ open letter to MYSZ stockholders can be accessed at www.saratogaproxy.com/MYSZ.

About Custodian Ventures

Custodian Ventures LLC is an investment fund specializing in reverse merger and other event-driven opportunities. Its Chief Executive Officer, David E. Lazar, brings domestic and international experience in operations, accounting, audit preparation, due diligence, capital restructuring, debt financing, and mergers and acquisitions.

Contacts:

David E. Lazar

(646) 768-8417

John Ferguson
Saratoga Proxy Consulting LLC
(212) 257-1311

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Custodian Ventures LLC (“Custodian Ventures”), together with the other participants named herein, intends to file a preliminary proxy statement and an accompanying WHTE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2021 annual meeting of stockholders My Size, Inc., a Delaware corporation (the “Company”).

CUSTODIAN VENTURES STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Activist Investing LLC (“Activist Investing”), Custodian Ventures, David E. Lazar, David Aboudi, Patrick Loney and David Natan.

As of the date hereof, Activist Investing directly beneficially owns 421,553 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Custodian Ventures directly beneficially owns 790,300 shares of Common Stock. As of the date hereof, Mr. Lazar directly beneficially owns 290,200 shares of Common Stock. Mr. Lazar, as the sole member and Chief Executive Officer of each of Activist Investing and Custodian Ventures, may be deemed to beneficially own the 1,211,853 beneficially owned in the aggregate by Activist Investing and Custodian Ventures. As of the date hereof, none of Messrs. Aboudi, Loney or Natan beneficially own any shares of Common Stock.